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                                                                      EXHIBIT 21


                            SUBSIDIARIES OF THE REGISTRANT


     TRW has no parent or parents. As of December 31, 1995, certain of its subsidiaries, some of which also have subsidiaries, were as follows:


                                                                    PERCENTAGE OF
                                                 ORGANIZED UNDER   VOTING SECURITIES
         NAME                                      THE LAWS OF         OWNED (1)
         ----                                    ---------------  -----------------

TRW U.K. Limited which owns                       United Kingdom        100.00%
  TRW Remanufactured Steering Systems Limited     United Kingdom        100.00%
  TRW Steering Systems Limited                    United Kingdom        100.00%
  TRW Ceramics Limited                            United Kingdom        100.00%
  TRW Connectors Limited                          United Kingdom        100.00%
  TRW Reda Pump Limited                           United Kingdom        100.00%
  TRW Occupant Restraints Systems Limited         United Kingdom        100.00%
  TRW Transportation Electronics Limited          United Kingdom        100.00%
  TRW United-Carr Limited                         United Kingdom        100.00%
  TRW Automotive Systems Limited                  United Kingdom        100.00%

TRW Vehicle Safety Systems Inc. which owns        Delaware              100.00%
  TRW Technar Inc.                                California            100.00%
  TRW Safety Systems Inc. which in turn owns      Delaware              100.00%
    TRW Vehicle Safety Systems de Mexico,         Mexico                100.00%
     S.A. de C.V.
    TRW Occupant Restraints
     de Chihuahua S.A. de C.V.                    Mexico                100.00%

TRW Automotive Products Inc. which, together
  with TRW International Holding Corporation,
  directly or indirectly owns                     Delaware              100.00%
    TRW GmbH fur industrielle Beteiligungen
    which, in turn (in some cases together with
    TRW Inc.), directly or indirectly owns        Germany               100.00%
        TRW Autoelektronika  s.r.o.               Czechoslovakia        100.00%
        TRW Carr CSRS s.r.o.                      Czechoslovakia        100.00%
        TRW-DAS, a.s.                             Czechoslovakia         92.40%
        TRW Electro-Automation GmbH & Co. KG      Germany                76.00%
        TRW Fahrwerksysteme GmbH & Co. KG         Germany               100.00%
        TRW Fahrzeugelektrik GmbH & Co. KG        Germany               100.00%
        TRW FahrzeugelektrikVerwaltungs-GmbH      Germany               100.00%
        TRW Motorkomponenten GmbH & Co. KG        Germany               100.00%
        TRW Nelson Bolzenschweiss-Technik GmbH    Germany               100.00%
        TRW Presswerk Krefeld GmbH & Co. KG       Germany               100.00%
        TRW Occupant Restraints Systems GmbH      Germany               100.00%
        TRW United-Carr GmbH & Co. KG             Germany               100.00%

TRW Steering Systems Japan Co. Ltd.               Japan                 100.00%



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
                                                                    PERCENTAGE OF
                                                ORGANIZED UNDER    VOTING SECURITIES
         NAME                                     THE LAWS OF          OWNED (1)
         ----                                   ---------------    -----------------

TRW Canada Limited which owns                     Canada                100.00%
  TRW Vehicle Safety Systems Limited              Canada                100.00%
  Quality Safety Systems Company                  Canada                 60.00%
  TRW do Brasil, S.A.                             Brazil                  98.8%

TRW Components International Inc.                 Virginia              100.00%

TRW Italia S.p.A. which owns                      Italy                 100.00%
  TRW SIPEA S.p.A.                                Italy                 100.00%

TRW France S.A. which owns                        France                100.00%
  TRW Carr France SNC                             France                100.00%

TRW Koyo Steering Systems Company                 Tennessee              51.00%

TRW Export Sales Corporation                      U.S. Virgin Islands   100.00%

TRW System Services Company                       Delaware              100.00%

TRW Financial Systems, Inc. which owns            California            100.00%
  TRW Financial Systems Nederland B.V.            Netherlands           100.00%
  TRW Financial Systems of Norway AS              Norway                100.00%

TRW Sabelt S.p.A.                                 Italy                  90.00%
  TRW Air Bag Systems s.r.l.                      Italy                 100.00%

TRW Direcciones de Vehiculos, S.A.                Spain                 100.00%

TRW Finance International                         Ireland               100.00%

TRW Module Systems S.A.                           France                 80.00%


_______________

(1) Total percentages held by TRW and/or its subsidiaries, disregarding Directors' qualifying shares, if any.

    The names of certain subsidiaries, which considered in the aggregate would not constitute a "significant subsidiary" as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.